Dialogic Inc. Reports Second Quarter 2014 Financial Results

PARSIPPANY, NJ - Dialogic Inc. (OTCQB:DLGC), the Network Fuel® company, today announced second quarter results for the period ending June 30, 2014.

GAAP Results

Total Revenue for the second quarter of 2014 was $31.5 million compared to $28.4 million in the first quarter of 2014 and $31.1 million in the second quarter of 2013. For the second quarter of 2014, there was an increase in total revenue of $1.6 million that was attributable to a revision of the application of our revenue recognition practice as a result of establishing a track record of successful installations related to our ControlSwitch products, whereby revenue is recognized based upon delivery rather than customer acceptance. Gross Margin for the second quarter of 2014 was 61.8% compared to 62.4% in the first quarter of 2014 and 57.6% in the second quarter of 2013. Operating Expense for the second quarter of 2014 was $18.1 million compared to $19.9 million in the first quarter of 2014 and $23.2 million in the second quarter of 2013. Net Loss for the second quarter of 2014 was $2.3 million, or $0.14 per share compared to $5.2 million, or $0.32 per share, in the first quarter of 2014 and $5.7 million, or $0.36 per share, in the second quarter of 2013. Cash on hand for the second quarter of 2014 was $6.5 million compared to $4.1 million in the first quarter of 2014 and $8.4 million in the second quarter of 2013.

Non-GAAP Results

Total Revenue for the second quarter of 2014 was $31.5 million compared to $28.4 million in the first quarter of 2014 and $31.3 million in the second quarter of 2013. For the second quarter of 2014, there was an increase in total revenue of $1.6 million that was attributable to a revision of the application of our revenue recognition practice as a result of establishing a track record of successful installations related to our ControlSwitch products, whereby revenue is recognized based upon delivery rather than customer acceptance. Gross Margin for the second quarter of 2014 was 65.2% compared to 66.2% in the first quarter of 2014 and 61.8% in the second quarter of 2013. Operating Expense for the second quarter of 2014 was $16.2 million compared to $18.5 million in the first quarter of 2014 and $20.6 million in the second quarter of 2013. Adjusted EBITDA for the second quarter of 2014 was $4.3 million compared to $0.3 million in the first quarter of 2014 and ($1.2) million in the second quarter of 2013.

About Dialogic:

Dialogic (OTCQB:DLGC), the Network Fuel®  company, inspires the world's leading service providers and application developers to elevate the performance of media-rich communications across the most advanced networks. We boost the reliability of any-to-any network connections, supercharge the impact of applications and amplify the capacity of congested networks. Forty-eight of the world's top 50 mobile operators and nearly 3,000 application developers rely on Dialogic to redefine the possible and exceed user expectations.

For more information on Dialogic and the communications solutions energized by our technology, visit www.dialogic.com and www.dialogic.com/en/showcase. Also, visit our social media newsroom for the latest news, videos and blog posts.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our ability to continue to achieve operational, organizational and financial savings through initiatives already in process or which may be put in process, generate positive cash flow and support continued revenue growth, the potential market for and market acceptance of our products, industry and competitive market conditions, gross margin expansion, creating new revenue opportunities, reducing operating expenses and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic's business is set forth in the "Risk Factors" section in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic and Network Fuel are registered trademarks of Dialogic Inc. or a subsidiary. (DLGC-IR)

GAAP Financial Tables

Dialogic Inc.

Consolidated Statements of Operations (GAAP)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Products	$21,161	$22,751	$40,769	$47,484
Services	10,293	8,324	19,120	17,386
Total revenue	31,454	31,075	59,889	64,870
Cost of revenue:
Products	7,101	8,868	13,838	18,445
Services	4,914	4,303	8,882	8,944
Total cost of revenue	12,015	13,171	22,720	27,389
Gross profit	19,439	17,904	37,169	37,481
Operating expenses:
Research and development, net	4,935	7,083	10,679	15,116
Sales and marketing	6,976	8,356	14,764	17,604
General and administrative	6,082	7,629	12,469	15,589
Restructuring charges, net	81	114	77	326
Total operating expenses	18,074	23,182	37,989	48,635
Income (loss) from operations	1,365	(5,278)	(820)	(11,154)
Other income (expense):
Interest income and other (expense) income, net	(50)	(13)	(75)	(53)
Interest expense	(2,787)	(2,532)	(5,502)	(4,899)
Change in fair value of warrants	(621)	2,479	(1,053)	1,273
Foreign exchange gain (loss), net	54	(550)	43	(911)
Total other expense, net	(3,404)	(616)	(6,587)	(4,590)
Loss before provision (benefit) for income taxes	(2,039)	(5,894)	(7,407)	(15,744)
Income tax provision (benefit)	305	(207)	184	303
Net loss	$(2,344)	$(5,687)	$(7,591)	$(16,047)

Net loss per share - basic and diluted	$(0.14)	$(0.36)	$(0.47)	$(1.03)
Weighted average shares of common stock used in calculation of net loss per share - basic and diluted	16,257	15,907	16,243	15,590

Dialogic Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$6,488	$4,508
Restricted cash	575	1,180
Accounts receivable, net of allowance of $3,179 and $3,019, respectively	22,344	24,472
Inventory	5,041	5,799
Other current assets	5,284	7,240
Total current assets	39,732	43,199
Property and equipment, net	3,216	3,775
Intangible assets, net	7,755	10,287
Goodwill	8,282	8,282
Other assets	1,587	1,181
Total assets	$60,572	$66,724
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,195	$7,781
Accrued liabilities	14,775	17,808
Deferred revenue, current portion	14,791	13,094
Bank indebtedness	10,424	12,080
Debt, related parties, net of discount	80,640	-
Capital lease obligations, current portion	67	-
Income taxes payable	861	863
Total current liabilities	127,753	51,626
Long-term debt, related parties, net of discount	-	75,513
Warrants	1,216	163
Other long-term liabilities	5,773	6,419
Total liabilities	134,742	133,721
Commitments and contingencies
Preferred stock, $0.001 par value:
Authorized - 10,000,000 shares; Issued and outstanding - 1 share	-	-
Stockholders' deficit:
Common stock, $0.001 par value:
Authorized - 200,000,000 shares; Issued and outstanding 16,261,711 and 16,239,315 shares, respectively	16	16
Additional paid-in capital	264,017	263,354
Accumulated other comprehensive loss	(22,326)	(22,081)
Accumulated deficit	(315,877)	(308,286)
Total stockholders' deficit	(74,170)	(66,997)
Total liabilities and stockholders' deficit	$60,572	$66,724

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP Adjusted EBITDA is useful to investors, because it reflects the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company's past performance and in planning and forecasting performance in future periods. Dialogic considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to fund operating activities, service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation, as well as certain nonrecurring items. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of GAAP financial measures to non-GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

"EBITDA" is defined as earnings before interest, income taxes, depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA, plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA but excludes restructuring and integration costs, product rationalization, non-cash stock compensation expense, purchase accounting adjustments, SEC inquiry expenses and other non-recurring transactions such as revenue reversals and bad debt charges, as well as other income (expense) items which include the change in the fair value of warrants and foreign exchange gain (loss). Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Non-GAAP Financial Tables

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended June 30, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock - based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Adjusted EBITDA
Revenue:
Products	$ 21,161	-	-	-	-	-	-	-	$ 21,161
Services	10,293	-	-	-	-	-	-	-	10,293

Cost of revenue:
Products	7,101	(1,070)	-	-	(14)	-	-	-	6,017
Services	4,914	-	-	-	-	-	-	-	4,914

Operating expenses:
Research and development, net	4,935	(118)	-	-	(11)	-	-	-	4,806
Sales and marketing	6,976	(263)	(35)	-	9	-	-	-	6,687
General and administrative	6,082	(432)	(400)	-	(232)	-	(64)	(253)	4,701
Restructuring charges, net	81	-	(81)	-	-	-	-		-

Total other expense, net	(3,404)	-	-	-	-	-	-	3,404	-
Income tax Provision	305	-	-	-	-	-	-	(305)	-
Net (loss) income	$ (2,344)	1,883	516	-	248	-	64	3,962	$ 4,329

Net (loss) income per share - basic and diluted	$ (0.14)								$ 0.27
Weighted average shares of common stock used in
calculation of net (loss) income per share - basic and diluted	16,257								16,257

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended March 31, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock - based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$ 19,608	-	-	-	-	-	-	-	$ 19,608
Services	8,827	-	-	-	-	-	-	-	8,827

Cost of revenue:
Products	6,737	(1,066)	-	-	(15)	-	-	-	5,656
Services	3,968	-	-	-	-	-	-	-	3,968

Operating expenses:
Research and development, net	5,744	(148)		-	(18)	-	-	-	5,578
Sales and marketing	7,788	(265)		-	(57)	-	-	-	7,466
General and administrative	6,387	(491)	(63)	-	(329)	-	(49)	-	5,455
Restructuring charges, net	(4)		4	-	-	-	-	-	-

Total other expense, net	(3,183)	-	-	-	-	-	-	3,183	-
Income tax benefits	(121)	-	-	-	-	-	-	121	-
Net (loss) income	$ (5,247)	1,970	59	-	419	-	49	3,062	$ 312

Net (loss) income per share - basic and diluted	$ (0.32)								$ 0.02
Weighted average shares of common stock used in
calculation of net (loss) income per share - basic and diluted	16,241								16,241

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended June 30, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock - based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$ 22,751	-	-	-	-	92	-	-	$ 22,843
Services	$ 8,324	-	-	-	-	131	-	-	8,455

Cost of revenue:
Products	8,868	(1,167)	-	-	(40)	-	-	-	7,661
Services	4,303	-	-	-	-	-	-	-	4,303

Operating expenses:
Research and development, net	7,083	(265)	-	-	(53)	-	-	-	6,765
Sales and marketing	8,356	(373)	-	-	(120)	-	-	-	7,863
General and administrative	7,629	(484)	(558)	-	(448)	-	28	(216)	5,951
Restructuring charges, net	114	-	(114)	-	-	-	-	-	-

Total other expense, net	(616)	-	-	-	-	-	-	616	-
Income tax benefits	(207)	-	-	-	-	-	-	207	-
Net loss	$ (5,687)	2,289	672	-	661	223	(28)	625	$ (1,245)

Net loss per share - basic and diluted	$ (0.36)								$ (0.08)
Weighted average shares of common stock used in
calculation of net loss per share - basic and diluted	15,907								15,907

Investor Relations:

Dialogic Inc.

Andrew Goldberg, 973-967-6425

Senior Vice President, Marketing & Strategy

Andrew.Goldberg@dialogic.com

Source: Dialogic Inc